EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors Getty Realty Corp., a Maryland corporation (the “Company”), constitute and appoint David B. Driscoll and Thomas J. Stirnweis, or either of them, the true and lawful agents  and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either of them, to sign for the undersigned in their respective names as directors of the Company, on the Company’s Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the issuance of common stock and an indeterminate amount of interests of the Company pursuant to the Getty Realty Corp. Retirement (401(k)) and Profit Sharing Plan (the “Plan”), and to sign for the undersigned in their respective names as directors of the Company, on the Company’s Post-Effective Amendment No. 1 to Form S-8 for the Plan relating to the deregistration of shares and interests thereunder, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them, as herein authorized.

Signature	Date

/s/ Leo Liebowitz	May 17, 2013
Leo Liebowitz

/s/ David B. Driscoll	May 17, 2013
David B. Driscoll
/s/ Milton Cooper	May 17, 2013
Milton Cooper

/s/ Howard B. Safenowitz	May 17, 2013
Howard B. Safenowitz
/s/ Philip E. Coviello	May 17, 2013
Philip E. Coviello

/s/ Richard E. Montag	May 17, 2013
Richard E. Montag